                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12




                            ViroPharma Incorporated
       -----------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


                            ViroPharma Incorporated
       -----------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total fee paid:

         ----------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


       (1)  Amount Previously Paid:__________________________________________
       (2)  Form, Schedule or Registration Statement No.:______________________
       (3)  Filing Party:____________________________________________________
       (4)  Date Filed:__________

                            VIROPHARMA INCORPORATED
                            76 Great Valley Parkway
                               Malvern, PA  19355


                         -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 28, 1997

                         -----------------------------


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ViroPharma Incorporated (the "Company") will be held on May 28, 1997 at 10:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 17th and Race Streets, Philadelphia, Pennsylvania for the following purposes:

     (1) To elect two directors to Class I of the Board of Directors, each to serve for a three-year term and until the election and qualification of his successor; and

     (2) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 1, 1997 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company's headquarters, 76 Great Valley Parkway, Malvern, Pennsylvania, for ten days before the meeting.

                                     By Order of the Board of Directors,



                                     Thomas F. Doyle
                                     Executive Director, Counsel and
                                     Secretary


April 23, 1997


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                            VIROPHARMA INCORPORATED
                            76 Great Valley Parkway
                               Malvern, PA  19355
                             --------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                             --------------------


     This Proxy Statement is being furnished to the stockholders of ViroPharma Incorporated (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on May 28, 1997 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about April 23, 1997.

     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.


                             VOTING AT THE MEETING

Record Date; Vote Required; Proxies

     Only stockholders of record at the close of business on April 1, 1997 are
entitled to notice of the Annual Meeting and to vote at the Annual Meeting.   As
of that date, the Company had outstanding 9,077,116 shares of Common Stock, par value $.002 per share ("Common Stock"). The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for either nominee for the Board of Directors. The nominees are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to take action, unless a greater percentage is required either by law or by the Company's Second Amended and Restated Certificate of Incorporation or By-Laws.

     With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. A failure by brokers to vote those shares will have no effect on the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast.

     If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1997, except as otherwise indicated in the relevant footnote, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers and (iv) all current executive officers and directors as a group.


                                                                                        Percentage of
                                                               Number of Shares       Outstanding Shares
5% Stockholders                                              Beneficially Owned(1)   Beneficially Owned(1)
---------------                                              ---------------------   ---------------------
Oak Investment Partners VI, Limited Partnership(2).........        1,576,067                  17.3
  One Gorham Island
  Westport, Connecticut  06880

Technology Leaders II L.P.(3)..............................        1,269,763                  14.0
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, Pennsylvania  19087

Sevin Rosen Fund IV L.P.(4)................................        1,268,024                  13.9
  550 Lytton Avenue, Suite 200
  Palo Alto, CA  94301

Frazier Healthcare II L.P.(5)..............................          765,000                   8.4
  Two Union Square
  601 Union Street, Suite 2110
  Seattle, Washington  98101

New York Life Insurance Company(6).........................          619,397                   6.8
  51 Madison Avenue
  New York, New York  10016

Putnam Investments(7)......................................          500,000                   5.5
  One Post Office Square
  Boston, MA  02109

Wellington Management Company, LLP(8)......................          508,000                   5.6
  75 State Street
  Boston, MA  02109



Executive Officers
------------------
Ann H. Lamont(2)........................................      1,576,067                    17.3
Steve Dow(4)(9).........................................      1,282,024                    14.1
Christopher Moller(3)...................................      1,269,763                    14.0
Jon N. Gilbert(5).......................................        765,000                     8.4
Claude H. Nash(10)......................................        443,634                     4.9
Marc S. Collett(11).....................................        192,914                     2.1
David I. Scheer(12).....................................        175,850                     1.9
Mark A. McKinlay(13)....................................        124,950                     1.4
Johanna A. Griffin(14)..................................         94,917                     1.1
Guy D. Diana(15)........................................         81,474                      *
Frank Baldino, Jr.(16)..................................         51,000                      *
Vincent J. Milano(17)...................................          9,422                      *
Thomas F. Doyle.........................................            714                      *
Jon M. Rogers...........................................             --                      --
All directors and executive officers as a group (14
persons)(18)............................................      6,067,729                    65.9

----------------------

 * Less than one percent.

(1) Applicable percentage of ownership is based on 9,077,116 shares of Common Stock outstanding as of April 1, 1997. In accordance with the rules of the Securities and Exchange Commission, shares underlying options or warrants to purchase Common Stock that are exercisable as of April 1, 1997 or within 60 days thereafter are deemed outstanding and to be beneficially owned by the person holding such option or warrant for purposes of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 1,515,215 shares of Common Stock owned by Oak Investment Partners VI, Limited Partnership and 35,353 shares of Common Stock owned by Oak VI Affiliates Fund, Limited Partnership. Also includes an aggregate of 25,499 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase Common Stock owned by Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership. Ms. Lamont is a managing member of Oak Associates VI, LLC and Oak VI Affiliates, LLC, the general partners of Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership, respectively. Ms. Lamont shares voting and investment power with respect to the limited partnerships with the other managing members of Oak Associates VI, LLC and Oak VI Affiliates, LLC, respectively. Ms. Lamont disclaims beneficial ownership of shares in which she has no pecuniary interest.
(3) Includes 693,428 shares of Common Stock owned by Technology Leaders II L.P. and 550,836 shares of Common Stock owned by Technology Leaders II Offshore C.V. Also includes an aggregate of 25,499 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase Common Stock owned by Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Dr. Moller is Managing Director of Technology Leaders II Management L.P., which is the general partner of Technology Leaders II L.P. and of Technology Leaders II Offshore C.V. Dr. Moller shares voting and investment power with the other managing directors of the general partner of the stockholders and disclaims beneficial ownership of shares in which he has no pecuniary interest.
(4) Includes 1,236,291 shares of Common Stock owned by Sevin Rosen Fund IV L.P. and 6,234 shares of Common Stock owned by Sevin Rosen Bayless Management Company. Also includes 25,499 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase Common Stock owned by Sevin Rosen Fund IV L.P. Mr. Dow is general partner of SRB Associates IV L.P., general partner of Sevin Rosen Fund IV L.P., and an officer of Sevin Rosen Bayless Management Company. He shares voting and investment power with the other general partners and officers, as applicable, and disclaims beneficial ownership of shares in which he has no pecuniary interest.
(5) Mr. Gilbert is a member of Frazier Management, L.L.C., which is the managing member of FHMII, LLC, which, in turn, is the general partner of Frazier Healthcare II, L.P. Mr. Gilbert shares voting and investment power with the other members of Frazier Management, L.L.C. and disclaims beneficial ownership of shares in which he has no pecuniary interest.
(6)  As reflected in a Schedule 13G dated January 22, 1997.
(7) As reflected in a Schedule 13G dated January 27, 1997. According to Putnam Investments, Inc. ("PII"), it (i) is an investment company registered under
     Section 8 of the Investment Company Act, and a registered investment advisor under the Investment Advisors Act of 1940, (ii) shares the power to dispose such shares with Putnam Investment Management, Inc., and (iii) shares the power to dispose 492,000 of such shares with Putnam Emerging Health Science Fund.
(8) As reflected in a Schedule 13G dated January 24, 1997. According to Wellington Management Company, LLP ("WMC"), it (i) is a registered investment advisor under the Investment Advisors Act of 1940, (ii) has the sole power to dispose or direct the disposition of all such shares, and
     (iii) has shared power to vote 492,700 shares.
(9) Includes 14,000 shares of Common Stock owned by The Dow Family Trust, of which Mr. Dow and his spouse are trustees and he and members of his family are beneficiaries.
(10) Includes 165,750 issued but unvested shares of Common Stock purchased by Dr. Nash upon the founding of the Company in December 1994. Also includes 5,100 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase Common Stock, and 200 shares of Common Stock held by Dr. Nash as custodian for two minor children.
(11) Includes 51,000 issued but unvested shares of Common Stock purchased by Dr. Collett upon the founding of the Company in December 1994. Also includes 9,562 shares of Common Stock issuable upon exercise of currently exercisable options.
(12) All 175,850 shares are owned by Scheer & Company, Inc., of which Mr.
     Scheer is a co-founder and president.
(13) Includes 51,000 issued but unvested shares of Common Stock purchased by Dr. McKinlay upon the founding of the Company in December 1994. Also includes 12,750 shares of Common Stock issuable upon exercise of currently exercisable options.
(14) Includes 31,875 issued but unvested shares of Common Stock purchased by Dr. Griffin upon the founding of the Company in December 1994.
(15) Includes 31,875 issued but unvested shares of Common Stock purchased by Dr. Diana upon the founding of the Company in December 1994.
(16) Includes 25,500 issued but unvested shares of Common Stock purchased by Dr. Baldino in January 1996.
(17) Represents 1,134 shares of Common Stock and currently exercisable options to purchase 8,288 shares of Common Stock.
(18) Includes 331,500 issued but unvested shares of Common Stock purchased by the founders of the Company. Includes options to purchase 30,600 shares of Common Stock, which either are exercisable as of April 1, 1997 or will be exercisable within 60 days of April 1, 1997. Also includes 81,597 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase Common Stock.

                         MATTERS CONCERNING DIRECTORS

Election of Directors

          The Board of Directors currently consists of seven directors and is classified with respect to terms of office into three classes. Each Class I director elected at the Annual Meeting will serve until the 2000 annual meeting of stockholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class II and Class III directors will expire at the annual meetings to be held in 1998 and 1999, respectively, upon the election and qualification of their successors.

          All of the current directors of the Company were elected to the Board of Directors pursuant to an Amended and Restated Shareholders' Voting Agreement, dated as of May 31, 1996, by and among the Company and certain of its stockholders and executive officers. Pursuant to the agreement, Ms. Lamont was designated to be a director by Oak Investment Partners VI, Limited Partnership, Mr. Dow was designated to be a director by Sevin Rosen Fund IV, L.P., Dr. Moller was designated to be a director by TL Ventures and Mr. Gilbert was designated to be a director by Frazier & Company, Inc. In addition, Dr. Baldino and Mr. Scheer were designated to be directors by the holders of all outstanding shares of redeemable preferred stock and Common Stock voting as a single class, and Dr. Nash was designated to be a director by the holders of Common Stock.

          The Board of Directors has nominated Dr. Christopher Moller and Mr. David I. Scheer for election as the Class I directors.

          The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a stockholder) to vote for the election of Dr. Christopher Moller and Mr. David I. Scheer as the Class I directors. In the event that a nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or, in the discretion of the Board, the position may be left vacant.

          The Board of Directors unanimously recommends a vote FOR each Class I nominee.

          Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

          Class I -- Nominees for Terms Continuing until 2000
          ---------------------------------------------------

          Christopher Moller, Ph.D. Dr. Moller has served as a director of the Company since June 1995. Since January 1990, he has served as managing director of Technology Leaders II Management L.P. and its predecessors, venture capital limited partnerships whose affiliates are principal stockholders in the Company. Dr. Moller received his Ph.D. from the University of Pennsylvania School of Medicine. He is 43 years of age.

          David I. Scheer. Mr. Scheer, a co-founder of the Company, has served as a director of the Company since June 1995. Mr. Scheer has served as president of Scheer & Company, Inc., a research, analytical and strategic consulting
services firm which he founded in 1981.   He is 44 years of age.

          Class II -- Directors with Terms Continuing until 1998
          ------------------------------------------------------

          Steve Dow. Mr. Dow has served as a director of the Company since June 1995. Since 1983, he has been a general partner of Sevin Rosen Funds, a venture capital firm whose affiliates are principal stockholders in the Company. Mr. Dow also serves on the Board of Directors of Citrix Systems and Arqule, Inc. He is 41 years of age.

          Ann H. Lamont. Ms. Lamont, a co-founder of the Company, has served as director of the Company since June 1995. Since 1986, Ms. Lamont has served as general partner and managing member of certain limited partnerships affiliated with Oak Investment Partners, a venture capital organization whose affiliates are principal stockholders in the Company. Ms. Lamont also serves on the Board of Directors of Avecor Cardiovascular, Inc. She is 40 years of age.

          Class III -- Directors with Terms Continuing until 1999
          -------------------------------------------------------

          Claude H. Nash, Ph.D. Dr. Nash, a co-founder of the Company, has served as Chairman of the Board of Directors since February 1997, and as Chief Executive Officer, President and director since the Company's commencement of operations in December 1994. From 1983 until 1994, Dr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research
Institute. Dr. Nash received his Ph.D. from Colorado State University.   He is
54 years of age.

          Frank Baldino, Jr., Ph.D. Dr. Baldino has served as a director of the Company since June 1995. Since 1987, he has served as President, CEO and director of Cephalon, Inc., an integrated specialty biopharmaceutical company that discovers, develops, and markets products to treat neurological disorders. Dr. Baldino is also a director of Integrated Systems Consulting Group, Inc. and Pharmacopeia, Inc. He received his Ph.D. from Temple University and is 43 years of age.

          Jon N. Gilbert. Mr. Gilbert has served as a director of the Company since September 1996. He is a general partner of Frazier & Company L.P., a private equity firm specializing in health care which he joined at its inception in 1991 and whose affiliate is a principal stockholder in the Company. Mr. Gilbert received his M.B.A. from Dartmouth College. He is 34 years of age.

Committees and Meetings

          The Board of Directors has a Compensation Committee and an Audit Committee. During fiscal year 1996, the Board of Directors held four meetings, and the Compensation Committee held two meetings. The Audit Committee held its first meeting in January 1997. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during 1996 and of the committee or committees on which he or she served during the year.

          The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and the Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors.

          The current members of the Compensation Committee are Ms. Lamont and Mr. Dow, and the current members of the Audit Committee are Drs. Baldino and Moller and Mr. Scheer.

Compensation Arrangements

          Non-employee directors not affiliated with investors in the Company receive $1,000 plus travel costs for each meeting of the Board of Directors they attend.

          Pursuant to a right granted in December 1994, Dr. Baldino purchased 51,000 shares of Common Stock in January 1996 at $0.10 per share. The shares vest in four equal annual installments commencing on the date of issuance. See "Certain Transactions--Right Grant and Exercise; Option Grants."

          Dr. Baldino, Mr. Dow, Mr. Gilbert, Ms. Lamont, Dr. Moller and Mr. Scheer are parties to indemnification agreements with the Company. Pursuant to the agreements, the directors are to be indemnified against liabilities and expenses incurred in connection with their services to the Company to the fullest extent permitted by Delaware law. Such indemnification is subject to the director's meeting the applicable standard of care and to a determination to indemnify by a majority of disinterested directors (as defined in the agreements) or by independent counsel (also as defined in the agreements).

Compensation Committee Interlocks and Insider Participation

          Mr. Dow and Ms. Lamont are parties to certain transactions with the Company. See "--Compensation Arrangements" for a description of Mr. Dow's and Ms. Lamont's indemnification agreements with the Company and "Certain Transactions--Financings" for information regarding participation by Oak and Sevin Rosen, of which Ms. Lamont and Mr. Dow are principals, and The Dow Family Trust in certain of the Company's financings.

                             EXECUTIVE COMPENSATION

          The following table sets forth certain information with respect to compensation paid or earned during the fiscal years ended December 31, 1995 and December 31, 1996 to the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                  Annual Compensation
                                       -----------------------------------------
                                                                   Other
                                                                   Annual            All Other
Name and Position                Year  Salary($)  Bonus($)  Compensation $(1)(2)   Compensation
-------------------------------  ----  ---------  --------  --------------------  --------------

Claude H. Nash.................  1996  $180,000   $18,000            --             $20,000(3)
  Chief Executive Officer and    1995   180,000        --            --                  --
  President

Mark McKinlay..................  1996   165,000    16,500            --                  --
  Vice President, Research &     1995   165,000        --            --                  --
  Development

Marc S. Collett................  1996   145,000    14,500            --                  --
  Vice President, Discovery      1995   145,000        --            --                  --
  Research

Johanna A. Griffin............   1996   125,000    12,500            --                  --
  Vice President, Business       1995   125,000        --            --                  --
  Development

Guy D. Diana..................   1996   125,000    12,500            --                  --
  Vice President, Chemistry      1995   125,000        --            --                  --
  Research

----------------

(1) In 1995, each Named Executive Officer also received cash payments for deferred compensation for services performed in December 1994. Drs. Nash, McKinlay, Collett, Griffin and Diana received payments of $6,923, $6,346, $5,576, $4,807 and $4,807, respectively.

(2) Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.

(3) Represents premiums paid by the Company for life insurance of which the Company is not the beneficiary. The Company currently intends to continue paying these premiums in future years and does not expect such premiums to exceed $20,000 per year.

     The following table summarizes stock options granted during fiscal 1996 to the Named Executive Officers.


                                          Option Grants in Last Fiscal Year

                                                 Individual Grants
                                    --------------------------------------------
                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                 Number of                                                Stock Price Appreciation
                                 Securities       Percentage of                              for Option Term(3)
                                 Underlying       Total Options    Exercise  Expiration  --------------------------
Name                          Options Granted(1)    Granted(2)       Price     Date             5%         10%
----                          ------------------  -------------    --------  ----------       -----      -------
Claude H. Nash.........             17,850             6.1%          $2.16     7/1/06        $24,248     $61,448
Mark McKinlay..........             51,000            17.3            0.20     1/1/06          6,415      16,256
                                     9,180             3.1            2.16     7/1/06         12,470      31,602
Marc S. Collett........             38,250            13.0            0.20     1/1/06          4,811      12,192
                                     9,180             3.1            2.16     7/1/06         12,470      31,602
Johanna A. Griffin.....             19,763             6.7            2.16     7/1/06         26,846      68,034
Guy D. Diana...........              8,288             2.8            2.16     7/1/06         11,259      28,531


------------------

(1) These options are exercisable in four annual installments commencing on the first anniversary of the date of grant.
(2) Based on an aggregate of 294,104 options granted to employees in 1996, including options granted to the Named Executive Officers.
(3) Represents the hypothetical gains or "option spreads" that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term (which calculated assumed prices are less than the closing price on the Nasdaq National Market on April 1, 1997; see also "Fiscal Year-End Options Values" below) and are calculated based on the exercise price per share on the date of grant. Such 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996.


                              Fiscal Year-End Option Values

                                Number of Securities
                              Underlying Unexercised                Value of Unexercised
                                     Options(#)                    In-The-Money Options ($)
                            ---------------------------      -----------------------------------
Name                         Exercisable  Unexercisable        Exercisable      Unexercisable(1)
----                        ------------  -------------      ---------------   -----------------
Claude H. Nash.........         --            17,850               --              $117,632
Mark McKinlay..........         --            60,180               --               496,546
Marc S. Collett........         --            47,430               --               387,534
Johanna A. Griffin.....         --            19,763               --               130,238
Guy D. Diana...........         --             8,288               --                54,618
---------------------


(1) Based on the difference between $8.75, which was the closing price per share on December 31, 1996, the exercise price of the and option.

Confidentiality and Inventions Agreements

          The Company has entered into confidentiality and inventions agreements with each of its employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to the Company or related to the business of the Company or which were made or conceived with the use of the Company's time, material, facilities or trade secret information, belong exclusively to the Company, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of the Company and a noncompetition provision in favor of the Company during employment.

                              CERTAIN TRANSACTIONS

          See "Matters Concerning Directors -- Compensation Arrangements" for a description of the Company's indemnification agreements with certain directors and "Executive Compensation--Confidentiality and Inventions Agreements" for a description of the Company's confidentiality and inventions agreements with all employees.

Financings

          For information regarding beneficial ownership of the Company's securities by officers, directors and greater than 5% stockholders of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

          In May 1996, the Company sold 3,222,222 shares of Series C Preferred Stock at $2.25 per share to a limited number of accredited investors in a private placement. In connection with the financing, Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership purchased 497,830 and 11,615 shares of Series C Preferred Stock, respectively, Sevin Rosen Fund IV L.P. and Sevin Rosen Bayless Management Company purchased 424,099 and 2,222 shares of Series C Preferred Stock, respectively, Technology leaders II L.P. and Technology Leaders II Offshore C.V. purchased 245,062 and 194,669 shares of Series C Preferred Stock, respectively, and Frazier Healthcare II L.P. and New York Life Insurance Company purchased 1,500,000 and 214,503 shares of Series C Preferred Stock, respectively. In addition, Drs. Nash and Collett purchased 28,889 and 31,112 shares of Series C Preferred Stock, respectively. All outstanding shares of Series C Preferred Stock converted into an aggregate of 1,643,333 shares of Common Stock upon closing of the Company's initial public offering.

          Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership purchased 102,606 shares of Common Stock and 2,394 shares of Common Stock, respectively, in connection with the Company's initial public offering in November 1996. The Dow Family Trust purchased 14,000 shares of Common Stock in connection with the Company's initial public offering. Mr. Dow and his spouse are trustees of The Dow Family Trust, and he and members of his immediate family are the beneficiaries.

Right Grant and Exercise; Option Grants

          Pursuant to a right granted in December 1994, Dr. Baldino purchased 51,000 shares of Common Stock under a January 1996 restricted stock purchase agreement at $0.10 per share. The shares vest in four equal annual installments commencing on the date of issuance. The Company has the option to repurchase all unvested shares for $0.10 per share.

     Notwithstanding anything to the contrary, the following Report of the Compensation Committee and the Performance Graph on page 13 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 REPORT OF THE
                             COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determines or recommends to the full Board the compensation, of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other bio-pharmaceutical companies.

     The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with an emphasis on stock options to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In general, the salaries and stock option awards of executive officers, including the CEO, are not determined by the Company's achievement of specific corporate performance criteria. Instead, the Committee determines the salaries for executive officers based upon a review of salary surveys of other bio-pharmaceutical companies performed for the Committee. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. In addition, the Committee generally does not award stock options to executive officers more frequently than once every year.

     None of the executive officers, including the CEO, received an increase in base salary in 1996. The Committee met in December 1996 to review and approve base salary increases and option grants for executive officers, including the CEO, for 1997. The Committee considered the successful completion of the Company's initial public offering in November 1996 ("IPO"), together with the other factors described above. Consistent with the policies described in this report, the Committee increased 1997 base salaries for all executive officers other than the CEO by an average of 10%.

     In determining the CEO's salary, the Committee considered the CEO's performance in 1996, the fact that the CEO had not received an increase in base salary since the Company's inception, and the pivotal role played by the CEO in consummating the IPO. The Committee increased the CEO's base salary for 1997 by 22%.

     After considering the criteria relating to awarding stock options and consistent with the Company's general policies, the Committee granted options to those employees recommended by management, and to all executive officers other than one (who was excluded due to the proximity of his date of hire to the grant date of these options).

     During 1996, the Committee also approved bonuses to all employees and executive officers. The first bonus, equal to 6% of each person's base salary, was approved in August 1996 for the completion of the

Company's Collaborative Research Agreement with Boehringer Ingelheim Pharmaceuticals, Inc. The second bonus, equal to 4% of each person's base salary, was approved in November 1996 for the closing of the IPO.

Deductibility of Certain Compensation

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1996, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                                        COMPENSATION COMMITTEE

                                        Ann H. Lamont
                                        Steve Dow

April 14, 1997

                               PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of the Nasdaq National Market - US and the Nasdaq Pharmaceutical Index. Dividend reinvestment has been assumed. The graph commences as of November 19, 1996, the date the Company's Common Stock first started trading on the Nasdaq National Market.


                       [PERFORMANCE GRAPH APPEARS HERE]

                11/19/96      11/30/96      12/31/96       1/31/97      2/28/97
ViroPharma      $  100.00     $  103.57     $  125.00     $  180.36    $  187.50
Nasdaq US       $  100.00     $  102.58     $  102.49     $  109.76    $  103.77
Nasdaq Pharm    $  100.00     $  102.66     $  105.61     $  114.69    $  115.48

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          KPMG Peat Marwick LLP has served as the Company's independent certified public accountants since 1995. KPMG Peat Marwick LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS -- 1998 ANNUAL MEETING

          Stockholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have presented at the 1998 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than December 24, 1997.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1996 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with, except that four reports, covering an aggregate of three transactions, were filed late, including one report by each of Ann H. Lamont, Oak Investment Partners VI, Limited Partnership, Oak VI Affiliates Fund, Limited Partnership and Steve Dow.

                                 OTHER MATTERS

          The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                       By Order of the Board of Directors,



                                       Thomas F. Doyle
                                       Executive Director, Counsel
                                       and Secretary
April 23, 1997

                            VIROPHARMA INCORPORATED

              1997 ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1997

   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS.

  The undersigned hereby constitutes and appoints Claude H. Nash and Thomas F. Doyle, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on the 28th day of May, 1997 and at any postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

               ELECTION OF CLASS I DIRECTORS FOR A TERM OF THREE YEARS

               1. Christopher Moller, Ph.D.

                            FOR [_]     WITHHOLD AUTHORITY [_]

               2. David I. Scheer

                            FOR [_]     WITHHOLD AUTHORITY [_]

                     (Please date and sign on reverse side)

                          (Continued from other side)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF THE AFOREMENTIONED NOMINEES AS DIRECTORS.

  A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  Receipt of the Company's 1996 Annual Report to Stockholders and the Notice of the 1997 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

                                           Date: ________________________, 1997
                                                 (Please date this Proxy)

                                           ____________________________________

                                           ____________________________________
                                                      (Signature(s))

                                           Please sign your name exactly as it
                                           appears hereon, indicating any
                                           official position or representative
                                           capacity. If shares are registered
                                           in more than one name, all owners
                                           must sign.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE
                                 PAID ENVELOPE.